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                             FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




                  Date of Report - May 23, 2002

          Date of earliest event reported - May 23, 2002



                 THE MAY DEPARTMENT STORES COMPANY
      (Exact name of Registrant as specified in its charter)

   Delaware                   I-79               43-1104396
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300



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Item 5.   Other Events.

     On May 23, 2002, Moody's informed Registrant that it has lowered its rating on Registrant's bonds from single-A-1 to single-A-2. A security rating is not a recommendation to purchase, sell or hold securities inasmuch as it does not comment as to market price or suitability for a particular investor. Credit ratings may be subject to revision, suspension or withdrawal at any time by the assigning rating organization; and each rating should be evaluated independently of any other rating.

Based on information from Moody's Investors Service, Inc.:

          Bonds rated single-A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations:

               - Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future;

               - Moody's applies numerical modifiers, 1, 2 and 3 in its single-A rating. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking;
          and the modifier 3 indicates that the issue ranks in the lower end of the category.



















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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



     Dated: May 23, 2002           By:    /s/ Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary and Senior Counsel































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